UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 15, 2010

CHINA JO-JO DRUGSTORES, INC.

(Exact name of registrant as specified in Charter)

Nevada	333-147698	98-0557852
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Room 507-513, 5th Floor, A Building, Meidu Plaza
Gongshu District, Hangzhou, Zhejiang Province
People’s Republic of China

(Address of Principal Executive Offices)

+86 (571) 88077078

 (Issuer Telephone Number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (d)           Appointment of New Directors

On March 15, 2010, the Registrant’s board of directors (the “Board”) unanimously approved to increase the number of directors on the Board from 4 to 9 pursuant to Article III of the Registrant’s Bylaws, and in connection therewith, appointed Mr. Marc Thomas Serrio, Mr. Bowen Zhao, Dr. Yuehai Ke, Dr. Shuizhen Wu and Mr. Xiaomeng Yu to the Board, effective March 15, 2010.

Mr. Serrio is currently chief financial officer of Zeal Corporation, a position he has held since March 2009. He has also been an independent executive consultant since January 1996, providing business and financial planning and analysis services to companies in various industries. Mr. Serrio was interim chief financial officer and interim chief operating officer of Kate Somerville LLC from July 2008 to March 2009, chief financial officer of Detection Logic, Inc. from November 2005 to March 2008, and chief financial officer of TriTech Software Systems from March 1999 to November 2005. Mr. Serrio is a graduate of the Marshall School of Business at the University of Southern California, with a B.S. in business administration in 1981 and a M.B.A. with emphasis on investment finance and business economics in 1985.

Mr. Bowen Zhao is a senior economist who has dedicated the past 54 years toward the development of the pharmaceutical industry in Zhejiang Province. Mr. Zhao is currently the deputy president of Zhejiang Province Industry and Economic Association, Zhejiang Province Entrepreneur Association and China Commercial Pharmacy Association, positions he has held since December 1994. In September 1996, Mr. Zhao was instrumental in organizing Zhejiang Province Commercial Pharmacy Association (which became Zhejiang Province Pharmaceutical Industry Association in September 2002), and has served as its president since its founding. Mr. Zhao has been with Zhejiang Pharmaceutical Co., Ltd. since September 1983 and is currently its deputy manager, and has been with Zhejiang Province Pharmaceutical Administration since May 1995, and is currently its deputy director.

Dr. Yuehai Ke is a professor of molecular genetics and cell signal transduction at the Department of Basic Medicine at Zhejiang University’s School of Medicine since September 2007, where he also advices doctorate candidates. Dr. Ke graduated from Zhejiang University in 1995, where he majored in biochemistry. After graduation, Dr. Ke joined the Chinese Center for Disease Control and Prevention from September 1995 to July 1998. Dr. Ke obtained his master degree in medicine in 1998 from Fudan University, where he studied genetic disease of human multiple genes, and his doctorate degree in 2001 also from Fudan University. In 2000, Dr. Ke was an exchange student at the School of Public Health at the University of Texas in Houston. From February 2002 to September 2007, Dr. Ke studied cell signal transduction at the Cancer and Stem Cell Research Center of the Burnham Medical Research Institute in California. From September 2005 to September 2007, Dr. Ke was an associate professor at the Chinese Academy of Medical Sciences & Peking Union Medical College, focusing his research and studies on the application development of cell kinetics models and genetic analysis.

Dr. Shuizhen Wu has been with Zhejiang No. 1 Hospital, which is affiliated with Zhejiang University’s School of Medicine, since July 2005, where she is currently a researcher and senior management personnel. From July 1978 to May 1994, Dr. Wu served as deputy director of the medical faculty at Zhejiang Medical University. Dr. Wu is a 1978 graduate of Zhejiang Medical University.

Mr. Xiaomeng Yu is president of China Mingsheng Bank’s Xiasha branch in Hangzhou, where he was previously its senior client manager from October 2005 to July 2008. From August, 2003 to September 2005, Mr. Yu was translator and site manager for Hangzhou Road Engineering Equipment Co., Ltd. Mr. Wu graduated from Japan’s Daito Bunka University in September 2003 with a degree in business management.

Based upon information submitted to the Board by each of the appointees, the Board has determined that each of them is “independent” under Rule IM-5605(a)(2) of the Nasdaq Listing rules. None of the appointees has participated in the preparation of the Registrant’s financial statements or any current subsidiary at any time during the past three years, and each of them is able to read and understand fundamental financial statements. Additionally, the Board has determined that Mr. Serrio has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the Securities and Exchange Commission and that such attributes were acquired through relevant education and/or experience.

Agreements with Directors

In connection with the foregoing appointments, the Registrant entered into written agreement with Mr. Serrio, pursuant to which Mr. Serrio will, in addition to his duties as a director, serve on the Board’s audit committee as chairman and be designated as audit committee financial expert, for an annualized compensation of $40,000 in the form of 13,794 restricted shares of the Registrant’s common stock (the “Shares”), payable in four quarterly installments beginning on the quarter ending March 31, 2010. Additionally, the Registrant is obligated to obtain directors and officers insurance policy, and to include Mr. Serrio as an insured under such policy.

Concurrently with the foregoing agreement, the Registrant also entered into an indemnification agreement with Mr. Serrio, pursuant to which the Registrant agrees to hold Mr. Serrio harmless and indemnify him from and against any expense, liability or loss paid or incurred in connection with any action, suit or proceeding arising from or related to the fact that Mr. Serrio is or was a member of the Board or anything done by him in such capacity.

The foregoing description of the material terms of the agreements with Mr. Serrio is qualified in its entirety by a copy of the director offer letter and the indemnification agreement attached to this current report on Form 8-K as Exhibits 99.1 and 99.2.

Other than the director offer letter and the indemnification agreement there are no arrangements or understandings between Mr. Serrio and any other persons pursuant to which he was selected as a director. Other than Mr. Serrio, none of the remaining appointees entered into a written agreement with the Registrant, and there are no arrangements or understandings between each of such appointees and any other persons pursuant to which such appointee was selected as a director. There are no transactions between the Registrant and any of the appointees that would require disclosure under Item 404(a) of Regulation S-K.

Appointments to the Audit Committee, Compensation Committee and Nominating Committee

Effective March 15, 2010, the Board established its audit, compensation and nominating committees, and appointed the following directors to such committees:

•	Audit committee: Marc Thomas Serrio (chairman and financial expert), Yuehai Ke and Shuizhen Wu
•	Compensation committee: Yuehai Ke (chairman), Bowen Zhao and Xiaomeng Yu
•	Nominating committee: Shuizhen Wu (chairman), Bowen Zhao and Xiaomeng Yu

Item 8.01.   Other Events.

On March 15, 2010, the Board unanimously adopted a Code of Business Conduct and Ethics (the “Code”) applicable to all employees, officers and directors of the Registrant. The Code is intended to promote ethical conduct and compliance with compliance with laws and regulations, to provide guidance with respect to the handling of ethical issues, to implement mechanisms to report unethical conduct, to foster a culture of honesty and accountability, to deter wrongdoing, and to ensure fair and accurate financial reporting. A copy of the Code is attached to this current report on Form 8-K as Exhibit 14.1. The Code will also be placed on the Company’s website as soon as practicable.

Item 9.01   Financial Statements and Exhibits

Exhibit Number	Description

14.1	China Jo-Jo Drugstores, Inc.’s Code of Business Conduct and Ethics
99.1	Director Offer Letter with Mr. Marc Thomas Serrio dated March 15, 2010
99.2	Indemnification Agreement with Mr. Marc Thomas Serrio dated March 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 16, 2010	China Jo-Jo Drugstores, Inc. (Registrant)

	By:	/s/ Lei Liu
Lei Liu
Chief Executive Officer